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Exhibit 99.1

AZTECA ACQUISITION CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                        , 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
AZTECA ACQUISITION CORPORATION

PROXY

        The undersigned stockholder of Azteca Acquisition Corporation, a Delaware corporation ("Azteca"), having read the notice of special meeting of stockholders and the definitive proxy statement/prospectus, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints Gabriel Brener, Clive Fleissig and Juan Pablo Albán, or any of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the special meeting of stockholders of Azteca to be held on                        , 2013 at           a.m., Eastern time, at the offices of Greenberg Traurig, LLP, located at 200 Park Avenue, New York, NY 10166, and at any adjournments or postponements thereof, on the matters set forth in this proxy and described in the definitive proxy statement/prospectus, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof.

        PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENVELOPE ENCLOSED. THIS PROXY CARD WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

        1.     To approve and adopt the Agreement and Plan of Merger, dated January 22, 2013 (the "Merger Agreement"), by and among Azteca, Hemisphere Media Group, Inc., a direct wholly-owned subsidiary of Cinelatino (as defined below), InterMedia Español Holdings, LLC, Cine Latino, Inc. ("Cinelatino"), Hemisphere Merger Sub I, LLC, Hemisphere Merger Sub II, Inc. and Hemisphere Merger Sub III, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

        Irrespective of whether you voted for or against Proposal No. 1, you may elect to redeem your shares and demand that Azteca convert your shares of common stock into cash equal to your pro rata share of the aggregate amount on deposit in the trust account holding the proceeds of Azteca's initial public offering by marking the "Exercise Redemption Rights" box. If you exercise your redemption rights, then you will be exchanging your shares of Azteca common stock for cash and you will no longer own those shares. You will only be entitled to receive cash for those shares if the merger is completed and you continue to hold these shares through the effective time thereof, and you tender your stock certificate in accordance with the delivery requirements discussed in the definitive proxy statement/prospectus under the heading "QUESTIONS AND ANSWERS—How do I exercise my redemption rights."

        If you are an Azteca Initial Stockholder, you have no right to redeem your founder or any public shares you hold in connection with the consummation of the business combination.

        You, together with any of your affiliates or any other person with whom you are acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), may not redeem more than an aggregate of 15% of the shares sold in Azteca's initial public offering.

I HEREBY EXERCISE MY REDEMPTION RIGHTS ☐

        2.     To adjourn the Azteca special meeting to permit further solicitation of proxies because there are not sufficient proxies at the Azteca special meeting to vote in favor of the approval and adoption of the Merger Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Stockholder's Signature

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

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  Exhibit 99.1
AZTECA ACQUISITION CORPORATION SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AZTECA ACQUISITION CORPORATION PROXY